Exhibit 99.1

Press Release	Source: Lincare Holdings, Inc.

Lincare Holdings Inc. Announces First Quarter 2009 Financial Results

•	Monday April 20, 2009, 4:30 pm EDT

CLEARWATER, Fla., April 20 /PRNewswire-FirstCall/ — Lincare Holdings Inc. (Nasdaq: LNCR - News), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced financial results for the first quarter ended March 31, 2009.

For the quarter ended March 31, 2009, net revenues were $371.7 million, compared with net revenues of $415.4 million for the first quarter of 2008. Net income for the quarter ended March 31, 2009, was $26.0 million compared to net income of $58.2 million for the first quarter of 2008. Diluted earnings per share were $0.36 for the quarter ended March 31, 2009, compared with $0.76 diluted earnings per share for the comparable prior year period.

The reported results include the following items:

- The Company’s financial results for the first quarter of 2009 were impacted by dramatic reductions in Medicare reimbursement for the Company’s primary product lines resulting from the implementation on January 1, 2009 of previously enacted legislation. The legislation included reductions in Medicare payment amounts of 9.5% for certain items of durable medical equipment, including oxygen, additional regulated Medicare price reductions for stationary oxygen equipment of another 2.3% (for a total reduction of 11.8%) and the implementation of a new reimbursement methodology for oxygen equipment from continuous monthly payment for as long as the equipment is in use by a Medicare beneficiary to a capped rental arrangement whereby payment for oxygen equipment may not extend beyond a period of continuous use of 36 months. In a press release dated February 9, 2009, the Company provided an estimate for the full-year impact of these reductions of $240 million to $255 million. Based on activity through the end of the first quarter of 2009, the Company does not believe that these estimates need to be revised at this time.

- The Company had also previously announced that in 2009 it would adopt FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement).” FSP APB 14-1 specifies that issuers of such instruments should separately account for the liability and equity components in a manner that will reflect the entity’s non-convertible borrowing rate at the date of issuance when interest cost is recognized in subsequent periods. The Company implemented the FSP at the beginning of 2009 and that implementation will be reflected in all subsequent interim and annual periods. In accordance with the requirements, the FSP has been applied on a retrospective basis to instruments within its scope that were outstanding during any of the periods presented in the Company’s financial statements. Due to the adoption of the FSP, financial results for the first quarter of 2009 include additional non-cash interest expense of $4.1 million before taxes, or $0.03 net income per share. The financial results for the comparable prior year period have been restated to include additional non-cash interest expense of $3.8 million before taxes, or $0.03 net income per share.

- The results for the first quarter of 2009, when compared with the first quarter of 2008, reflect lower ASP (average sales price) reimbursement for respiratory medications of approximately $22.0 million. Lower Medicare pricing, primarily for the drug albuterol, was implemented on April 1, 2008 by the Centers for Medicare and Medicaid Services (“CMS”) pursuant to regulation, so the prior period results for the first quarter of 2008 do not include these price reductions.

- During the first quarter of 2009, the Company’s executive officers, directors and certain of its employees surrendered a total of approximately 1.1 million unvested, out-of-the money stock options for no compensation in return. The cancellation of these stock options resulted in acceleration of future stock option compensation expense (included in selling, general and administrative expenses) of $4.7 million before taxes, or a non-cash charge of $0.04 net income per share during the period.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in the first quarter of 2009. The Medicare changes effective as of January 1st of this year have had an enormous impact on our business. We are confident that we are uniquely positioned to gain market share in our core respiratory business as our competitors struggle to deal with the severe financial consequences of the Medicare cuts.”

Lincare generated $78.3 million of cash from operating activities during the first quarter of 2009 and invested $36.8 million in net capital expenditures. The Company repurchased 4.5 million shares of its common stock during the quarter for $100.2 million and common shares outstanding at March 31, 2009 were 69,889,768 shares. As of March 31, 2009, total debt outstanding was $464.9 million and cash and investments were $74.0 million.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to more than 700,000 customers in 48 states through 1,056 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

The new Medicare oxygen regulations are complex and represent a fundamental change in the payment approach to oxygen. The assumptions used by the Company to develop its preliminary estimates of the financial impact of the oxygen capped rental regulations are highly dependent upon a number of variables, including, (i) the number of Medicare oxygen customers reaching 36 months of continuous service, (ii) the number of customers receiving reimbursable oxygen contents beyond the 36-month rental period, (iii) the ultimate duration of therapy for customers on service beyond 36 months, (iv) the incidence of customers with equipment deemed to be beyond its useful life that may be eligible for new equipment and therefore a new rental episode, (v) payment amounts and coverage guidelines established by CMS to reimburse suppliers for maintenance of capped oxygen equipment, and (vi) the extent to which other government and private payors attempt to adopt new oxygen payment rules similar to those now in effect by Medicare. These estimates are subject to change as more information becomes available to the Company and the Company assumes no obligation to update these estimates after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	March 31, 2009	March 31, 2008
		(as adjusted)
Net revenues	$371,674	$415,420

Costs and expenses:
Costs of goods and services	102,580	97,587
Operating expenses	97,097	96,278
Selling, general and administrative expenses	85,554	82,195
Bad debt expense	5,575	6,231
Depreciation and amortization expense	29,054	29,564
Operating income	51,814	103,565

Interest expense, net	8,223	8,650

Income before income taxes	43,591	94,915

Income taxes	17,607	36,673

Net income	$25,984	$58,242

Basic earnings per common share	$0.36	$0.80

Diluted earnings per common share	$0.36	$0.76

Weighted average number of common shares outstanding	72,074,385	72,860,036

Weighted average number of common shares and common share equivalents outstanding	72,315,955	78,304,126

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	March 31, 2009	December 31, 2008
		(as adjusted)
Cash and Investments	$74,044	$133,051

Accounts Receivable, Net	181,914	176,797

Current Assets	230,196	287,153

Total Assets	1,888,060	1,938,840

Current Liabilities	167,526	167,742

Total Debt	464,872	460,947

Stockholders’ Equity	959,521	1,028,479